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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration
Statement of Getty Petroleum Marketing Inc. on Form S-8 (File No. 333-_________) of our reports, dated March 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Getty Petroleum Marketing Inc. and Subsidiaries as of January 31, 1998 and 1997 and for each of the three years in the period ended January 31, 1998, which reports have been included or incorporated by reference in the Annual Report on Form 10-K of Getty Petroleum Marketing Inc. (File No. 001-14990).

                                      /s/ COOPERS & LYBRAND L.L.P.

New York, New York
June 30, 1998